Exhibit 99.2

Brookline Bancorp Announcement Regarding Previously Released 2004 Third Quarter Operating Results

     BROOKLINE, Mass.--(BUSINESS WIRE)--Oct. 22, 2004--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) incorrectly stated in a press release regarding its financial results for the period ended September 30, 2004 issued after the close of business October 21, 2004 that the Company's indirect automobile loan portfolio grew by $64 million in the 2004 third quarter. The correct amount which should have been reported is $35 million.

     CONTACT: Brookline Bancorp, Inc.
              Paul R. Bechet, 617-278-6405